SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    ---------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 30, 2001



                     WILSHIRE FINANCIAL SERVICES GROUP INC.
             (Exact name of registrant as specified in its charter)


              DELAWARE                  0-21845             93-1223879
    (State or other jurisdiction      (Commission         (IRS Employer
          of incorporation)           File Number)      Identification No.)

                     1776 SW Madison, Portland, OR         97205
               (Address of principal executive offices)  (Zip Code)


       Registrant's telephone number, including area code: (503) 223-5600

Item 5.    Other Events

     On June 30, 2001, Wilshire Financial Services Group Inc.'s wholly-owned banking subsidiary, First Bank of Beverly Hills, F.S.B (the "Bank"), sold its Bankcard Processing Division for a gain, before income taxes, of approximately $5.0 million. In a separate transaction, as of June 30, 2001 the Bank substantially completed the sale of its wholly-owned subsidiary, George Elkins Mortgage Banking (GEMB) to GEMB's management and certain investors. The sale of GEMB is subject to approval of license transfer by the California Department of Real Estate. The sale of GEMB is not expected to have a material impact on Wilshire Financial Services Group Inc.'s consolidated results.

     On July 10, 2001, the Bank announced that Richard S. Cupp has retired as its Chief Executive Officer and President. The management of the Bank's operations will be assumed by the Bank's two Executive Vice Presidents, Joseph
F. Kiley, Chief Financial Officer and Chief Operating Officer and Carl W. Raggio, Chief Banking Officer.


Item 7.    Financial Statements and Exhibits

     (c)   Exhibits.

99.1     Press release dated July 5, 2001.
99.2     Press release dated July 10, 2001.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: July 10, 2001                  WILSHIRE FINANCIAL SERVICES GROUP INC.
                                     ------------------------------------------
                                     Registrant

                                     /s/ Stephen P. Glennon
                                     ------------------------------------------
                                     Stephen P. Glennon
                                     CHIEF EXECUTIVE OFFICER

                         INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number             Description

         99.1                       Press Release dated July 5, 2001
         99.2                       Press Release dated July 10, 2001

Portland, Oregon (Business Wire) - July 5, 2001 - Wilshire Financial Services Group Inc. (OTCBB:WFSG-news) and its banking subsidiary, First Bank of Beverly Hills, F.S.B. announce division sales.

First Bank of Beverly Hills, F.S.B., Calabasas, Ca., a wholly-owned subsidiary of WFSG, announced today the sale of two divisions, its Bankcard Processing Division to an undisclosed purchaser and, in a separate transaction, the sale of its wholly-owned subsidiary, George Elkins Mortgage Banking, to its management and certain investors. The sale of George Elkins Mortgage Banking is subject to approval of license transfer by the California Department of Real Estate.

For the quarter ending June 30, 2001, the sale of the Bank's Bankcard Processing Division will result in a pre-tax gain of approximately $5.0 million. The sale of George Elkins Mortgage Banking will have no material impact on WFSG's consolidated results.

"These steps will enable First Bank of Beverly Hills to focus on its core retail banking and lending activities. Operating expenses and staff will be reduced sharply over the next several months as a result of the sales," said Richard S. Cupp, President & CEO of First Bank of Beverly Hills.

"These sales evidence our commitment to building and realizing enterprise value for our shareholders. In addition to unlocking balance sheet value which we believe has not been recognized in the marketplace, the sales will reduce materially the operating complexity of our banking operations and improve our efficiency ratios over the remainder of 2001 and beyond," said Stephen P. Glennon, CEO of Wilshire Financial Services Group Inc.


For further information, please see our website (www.wfsg.com) for our Annual 10K Report and related communications.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company's future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations, estimates, and projections about our industry, our beliefs and our assumptions. Words such as "may," "will," "anticipates," "expects," "intends," "plans," "believes," "seeks" and "estimates" and variations of these words and similar expressions are intended to identify forward-looking statements. The Company's actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the condition of the real estate market, the availability and conditions of financing for loan pool acquisitions and mortgage backed securities and interest rates. Readers of this release are cautioned not to place undue reliance on these forward-looking statements.


Contact Information:

Wilshire Financial Services Group Inc.
Bruce Weinstein
Chief Financial Officer
503-525-7213

Calabasas, California (Business Wire) - July 10, 2001 - First Bank of Beverly Hills, F.S.B. Board of Directors announces management changes.


The Board of Directors of First Bank of Beverly Hills, F.S.B., wholly-owned by Wilshire Financial Services Group Inc., Portland, OR (OTC:BB WFSG), said today that Richard S. Cupp has announced his retirement as President and Chief Executive Officer, effective immediately. "With the Bank substantially downsized from earlier levels, it was felt that this was the appropriate time for this decision to take place," said Dick Cupp.

In making the announcement, the Board expressed its appreciation to Mr. Cupp for his service since November 1999. "The Board and I would like to thank Dick for his leadership, dedication and hard work in bringing to closure the recently announced sales of the Bank's Bankcard Processing and George Elkins Mortgage Banking divisions. We wish Dick all the best in his future endeavors," said Rob Deutschman, Chairman of the Board.

The Board announced that management of the Bank's operations will be assumed by its two Executive Vice Presidents, Joseph F. Kiley, Chief Financial Officer and Chief Operating Officer and Carl W. Raggio, Chief Banking Officer.

"Under Dick Cupp's leadership, we have made tremendous progress in unlocking value for our shareholders and improving the potential for consistent profitability from our core banking operations. We are committed to realizing this potential," said Stephen P. Glennon, CEO of Wilshire Financial Services Group Inc.

For further information, please see our corporate website (www.wfsg.com) for our
Annual  10K  Report  and  related   communications,   and  our  banking  website
(www.fbbh.com).







Wilshire Financial Services Group Inc.
Bruce Weinstein
Chief Financial Officer
503-525-7213